                                                                    Exhibit 10.6

March 18, 1999

Mr. Taylor Jackson Crouch
83 Belcher Drive
Sudbury,MA 01776

tel/fax: (978) 440-9585

Dear Taylor:

This letter agreement (the "Agreement") affirms the terms and conditions of your employment by VARIAGENICS, INC.. ("VARIAGENICS" or the "Company"). This Agreement will be effective on your first day of employment with the Company ("Effective Date") and, together with an Invention and Non-Disclosure Agreement and a Stock Option Agreement (or, at your discretion, a Stock Restriction) Agreement, will constitute the entire agreement as to your employment by VARIAGENICS, and supersedes any prior agreements or understandings, either written or oral.

1.    Position

(a) Your initial position within the Company will be President and Chief Business Officer. The Board of Directors will determine the duties of this position. Initially your role and responsibilities will include:

      (i) Together with the President and Chief Technical Officer, you will be responsible for managing all of the operations of the Company.
      (ii) You will be primarily responsible as the line manager for the Business Development, Corporate Development, Finance, and Administrative functions of the Company.
      (iii) You will be a member of the Board of Directors.

(b) Your responsibilities, position, and location are subject to change at the discretion of the Company, but will continue to be consistent with the position of President.

(c) Notwithstanding the foregoing, your responsibilities during your first year with the Company will not include engaging in any activities relating to products or services that are similar to those that were provided or marketed by your previous employer, Parexel International Corporation, and you agree not to engage in any such activities.

(d) During your employment with the Company, you will devote your full business time and energies to the business and affairs of the Company, and not undertake any other employment or accept financial remuneration from any person or entity in the biotechnology industry, without express written consent of the Board of Directors.

2.    Compensation/Benefits

Mr. Taylor Jackson Crouch
March 18, 1999
Page 2


(a) Your salary will initially be $250,000 which will be reviewed at least annually by the Compensation Committee of the Board of Directors.

(b) You will be eligible for performance-based bonuses at the sole discretion of the Compensation Committee and the Board of Directors. The target levels for variable compensation and options in the first year will be 30% of salary and 50,000 options, respectively.

(c) You will receive options to purchase the Company's Common Stock at $0.64/share subject to a Stock Option Agreement (or a Stock Restriction Agreement which will include a buyback provision) in an amount equal to 3% of the then fully diluted shares of the Company upon completion of the first financing round of at least $10MM after the date of this letter, or, if no financing is completed prior to September 1, 1999, 3% of the fully diluted shares of the Company as of that date, whichever comes first. Of this amount, 35% will be vested as of six (6) months after the Effective Date, and 1/42 of the remainder will vest monthly for 42 months after that date or until your employment with the Company is terminated. Such shares will become fully vested in the event of acquisition of the Company or merger of the Company into a larger entity.

(d) As of the Effective Date of this Agreement, you initially will be eligible to participate in all of the benefits offered to employees of the Company as outlined in the attached materials. Currently, the Company provides benefits including: (i) comprehensive health insurance, (ii) dental insurance, (iii) life insurance, (iv) short term disability insurance, (v) long term disability insurance, (vi) free parking near the Company or a T pass. The Company will provide you with four (4) weeks of paid vacation leave each year commencing with your Start Date. In addition, you will be entitled to six (6) paid Company holidays per year and four (4) paid floating holidays per year The Company retains the right to change, add or cease any particular benefit at any time with or without advance notice, but you will be afforded the same benefits while employed as other senior executives at the Company.

(e) The Company shall reimburse you for all reasonable and necessary expenses incurred or paid by you in connection with, or related to, the performance of services to the Company under this Agreement, in accordance with Company policies in effect from time to time.

3.    Term

(a) Your employment shall have an Initial Term ("Initial Term") of four years, beginning on the Effective Date, and ending, unless terminated earlier as specified below in Section 4.

(b) This Agreement shall be automatically extended for an additional one (1) year term at the expiration of the Initial Term unless either party provides no less than thirty (30) days advance written notice of its intent not to extend.

4.    Early Termination and Compensation Upon Early Termination

Mr. Taylor Jackson Crouch
March 18, 1999
Page 3


(a) If for any reason, other than for Cause as defined herein, or your inability, because of a physical or mental condition , to perform the essential functions of your position, within six (6) months of the Effective Date of the Agreement, you are unable to continue working for the Company, the Company will continue to pay you an amount equal to your full salary (with applicable withholdings and deductions) and will provide you with equivalent benefits (excluding vacation and transportation/parking), for a period of six (6) months from your last day of employment, provided that you comply with the non-competition and non-solicitation covenants set forth in paragraph 5, the anti-piracy covenants set forth in paragraph 6, and with your obligations under your Invention and Non-Disclosure Agreement.

(b) You shall have the right to terminate the employment relationship at any time during the Initial Term of this Agreement, and during any subsequent extensions thereof, by providing the Company with thirty (30) days advance written notice of your intention to terminate, with or without "Good Reason" (which shall mean the breach of any material term of this Agreement by the Company, which breach is not cured within twenty (20) business days after written notice by you to the Company), and with or without advance notice.

      (i) If you voluntarily leave the Company without Good Reason at any time, you will have no right to future compensation and no compensation shall be due to you for any period beyond the effective date of termination.
      (ii) If, after six (6) months following the Effective Date, you voluntarily leave the Company with Good Reason at any time, the Company will continue to pay you an amount equal to your full salary (with applicable withholdings and deductions) and will provide you with equivalent benefits (excluding vacation and transportation/parking), for a period of nine (9) months from your last day of employment, provided that you comply with the non-competition and non-solicitation covenants set forth in paragraph 5, the anti-piracy covenants set forth in paragraph 6, and with your obligations under your Invention and NonDisclosure Agreement.

(c) The Company shall have the right to terminate the employment relationship at any time during the Initial Term of this Agreement, and during any subsequent extensions thereof, with or without cause and with or without advance notice.

      (i) If your employment is terminated by the Company without Cause any time after six (6) months following the Effective Date, the Company will continue to pay you an amount equal to your full salary (with applicable withholdings and deductions) and will provide you with equivalent benefits, excluding parking or transportation, for a period of nine (9) months from the date it informs you of its intention to terminate your employment, provided that you comply with the non-competition and non-solicitation covenants set forth in paragraph 5, the anti-

Mr. Taylor Jackson Crouch
March 18, 1999
Page 4


            piracy covenants set forth in paragraph 6, and your obligations under your Invention and Non-Disclosure Agreement.
      (ii) If your employment is terminated by the Company without Cause during the first six (6) months, 35% of the stock options described in section 2(c) will become immediately vested.
      (iii) If your employment is terminated by the Company for Cause at any time, no compensation shall be due to you for any period beyond the effective date of termination. "Cause" shall mean any of the following: (A) the breach of any term of this Agreement; (B) the commission of any crime or embezzlement or other acts of dishonesty against the financial or business interest of the Company; (C) the commission of any act of dishonesty in your relations with the Company or in your representation of the Company to third parties, including regulatory authorities; (D) the use or possession of illegal drugs; (E) the willful refusal to perform your duties (which is not cured within ten (10) days subsequent to written notice by the Company); (F) and any other conduct or circumstance that constitutes cause as that term has been defined by Massachusetts common law. If your employment is terminated by the Company for Cause pursuant to this paragraph, you will remain subject to the non-competition and non-solicitation covenants set forth in paragraph 5 and the anti-piracy covenants set forth in paragraph 6.

(d)   This agreement shall terminate upon the Employee's death.

5.    Non-competition/Non-solicitation

The provisions contained in this paragraph will apply during the entire term of your employment, and in the event that your employment is terminated early pursuant to paragraph 4, these provisions will apply for a period of nine (9) months following this early termination.

(a) During your employment and for a period of nine (9) months thereafter, you shall not: (i) be associated as an employee, agent, advisor, servant, owner, partner, consultant, independent contractor or representative, or in any other capacity whatsoever with any person, partnership, corporation, business organization or other entity (without the prior written consent of the Company) which directly competes with the Company's business (a "Competing Business") which is defined as any business that provides pharmacogenomics and/or pharmacogenetics services as a core service area of that business; (ii) own any interest in a Competing Business, provided, however, the foregoing shall not prohibit you from owning not more than one per cent (1%) of the outstanding shares of a public company traded on a national stock exchange; or (iii) assist others to open or operate a Competing Business.

(b) The foregoing restrictions are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the

Mr. Taylor Jackson Crouch
March 18, 1999
Page 5


      Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(c) Should you violate any provision of paragraph 5(a), the Company, in addition to all other legal remedies, will have no obligation to continue any payments, salary or benefits pursuant to paragraph 4 or otherwise.

6.    Anti-Piracy of Employees

(a) During your employment and for a period of twelve (12) months commencing on your last day of employment pursuant to this Agreement, you shall not, directly or indirectly, entice, solicit or encourage any Company employee to leave the employ of the Company, and shall not directly or indirectly be involved in the recruitment of any Company employee to become associated with any other entity.

(b) Should you violate any provision of paragraph 6(a), the Company, in addition to all other legal remedies, will have no obligation to continue any payments, salary or benefits pursuant to paragraph 4 or otherwise.

(c) The foregoing restrictions are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

7.    Workplace

The Company considers the safety and quality of the workplace to be very important. You are expected to be familiar with and abide by the Company's safety policies. You are expected to contribute to creating a working environment that is both conducive to fostering the business objectives of the Company and in which respect for the rights and dignity of all individuals is maintained.

8.    Assignment

The Company shall have the right to assign this Agreement in the event the Company is acquired (whether through stock or asset sale) by another company or entity or otherwise merges, reorganizes, or reconstitutes itself into another entity and this Agreement in such event shall remain in full force and effect.

9.    Choice of Law; Enforceability

You acknowledge that the Company's business is based out of and directed from the Commonwealth of Massachusetts. You also acknowledge that during the course of your

Mr. Taylor Jackson Crouch
March 18, 1999
Page 6


employment with the Company you will have substantial contacts with Massachusetts. This Agreement shall be deemed to have been made in the Commonwealth of Massachusetts, shall take effect as an instrument under seal within Massachusetts, and the validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the internal law of Massachusetts, without giving effect to conflict of law principles. Both parties agree that any action, demand, claim, or counterclaim relating to the terms and provisions of this Agreement, to your employment by the Company, or to any matter of dispute between you and the Company shall be commenced only in Massachusetts in a court of competent jurisdiction.

10.   Miscellaneous

(a) Should your employment be terminated pursuant to the provisions of paragraph 4(c)(ii)(C) or should the Company allege that you have violated paragraph 6(b) and for that reason terminate the payments, salary or benefits referenced therein, and should you dispute any such action, you may submit such dispute for binding arbitration before the American Arbitration Association. Such dispute shall be decided by a panel of three arbitrators, sitting in Boston, Massachusetts, and the proceedings shall be conducted pursuant to the Rules of the American Arbitration Association. Nothing herein shall abridge any right of the Company to seek injunctive or other relief for a violation of the provisions of paragraph 6(b).

(b) You acknowledge and agree that should you be promoted or reassigned to a function other than your present functions, the terms of this Agreement and the other agreements incorporated herein shall continue to apply with full force.

(c) Should any provision or term of this Agreement be held to be invalid, illegal, or unenforceable, in whole or part, such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement, and to the extent permissible by law, the parties agree that a court shall have the power to amend such specific provision so that it can be enforced to the fullest extent permissible by law.

(d) No amendment, waiver, or revocation of this Agreement of any kind shall be effective unless supported by a written instrument executed by you and an authorized officer of the Company.

(e) This offer of employment is conditioned upon execution of an Invention and Non-disclosure Agreement substantially in the form attached, and whose terms are expressly incorporated herein.

(f) You hereby acknowledge that you have had an adequate opportunity to review these terms and conditions and to reflect upon and consider the terms and conditions of this Agreement. You further acknowledge that you fully understand its terms and have voluntarily executed this Agreement.

Mr. Taylor Jackson Crouch
March 18, 1999
Page 7


Kindly acknowledge your acceptance of this Agreement by signing both copies of this letter where indicated and returning one to my attention.

VARIAGENICS, INC.


Date:      5/18/99                             By: /s/ Fred D. Ledley, M.D.
     ------------------                            -----------------------------
                                                   Fred D. Ledley, M.D.
                                                   President & CEO


By employee                                    By: /s/ Taylor Jackson Crouch
                                                   -----------------------------
                                                   Taylor Jackson Crouch

Date:       3/19/99
     ------------------

                                VARIAGENICS, INC.

                     Invention and Non-Disclosure Agreement

This Agreement is made between VARIAGENICS, INC., a Delaware corporation (hereinafter referred to collectively with its affiliates and subsidiaries as the "Company"), and Mr. Taylor Jackson Crouch (the "Employee"). In consideration of the employment or the continued employment of the Employee by the Company, the Company and the Employee agree as follows:

1.    Proprietary Information.

(a) The Employee agrees that all information, whether or not in writing, of a private, secret or confidential nature concerning the Company's business, business relationships or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research data, clinical data, financial data, personnel data, computer programs, customer and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

(b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings, or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of: (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs (a) and (b) above, and his/her obligation to return materials and tangible property, set forth in paragraph (b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee.

2.    Developments.

(a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software, and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company (all of which are collectively referred to in this Agreement as "Developments").

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications. However, this paragraph 2(b) shall not apply to Developments which do not relate to the present or planned business or research and development of the Company and which are made and conceived by the Employee not during normal working hours, not on the Company's premises and not using the Company's tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 2(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development. The Employee further agrees that if the Company is unable, after reasonable effort, to secure the signature of the Employee on any such papers, any executive officer of the Company shall be entitled to execute any such papers as the agent and the attorney-in-fact of the Employee, and the Employee hereby irrevocably designates and appoints each executive officer of the Company as his/her agent and attorney-in-fact to execute any such papers on his/her behalf, and to take any and all actions as the Company may deem necessary or desirable in order to protect its rights and interests in any Development, under the conditions described in this sentence.

(d) Any publications, texts, or other creative writing endeavors unrelated to the Company's Business shall be outside the field of this Agreement and the provisions of section 2(b)

(e) Business concepts, models plans, relationships, and other related assets developed by the Employee prior to this Agreement related to the topic of off-balance sheet drug development and the management and financing thereof, hereinafter referred to as "Off Balance Sheet Drug Development Plans" shall be outside the field of this Agreement and the provisions of section 2(b).

3.    Other Agreements.

The Employee hereby represents that, except as the Employee has disclosed in
Exhibit 1 to this Agreement or in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party, or which would restrict his/her ability to accept employment or perform work for the Company. The Employee further represents that his/her performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by the Employee in confidence or in trust prior to his/her employment with the Company, and the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

4.    United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with the other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions which are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

5.    Employment Status.

The Employee understand that this Agreement does not constitute a contract of employment and does not imply that his/her employment will continue for any period of time.

6.    Miscellaneous.

(a) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b) This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(c) No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(d) The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(e) The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall be entitled to specific performance and other injunctive relief.

(f) This Agreement is governed by and will be construed as a sealed instrument under and in accordance with the laws of the Commonwealth of Massachusetts. Any action, suit, or other legal proceeding which is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court.

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

WITNESS:

VARIAGENICS, INC.


Date:         3/18/99                    By:  /s/ Fred D. Ledley, M.D.
     -----------------------                  ------------------------
                                              Fred D. Ledley, M.D.
                                              President & CEO



By Employee:


Date:         3/19/99                     By: /s/ Taylor Jackson Crouch
     ------------------------                 -------------------------
                                              Taylor Jackson Crouch

                     Invention and Non-Disclosure Agreement

                                Other Agreements

Pursuant to section 3 of this Agreement, the following is a list of pertinent agreements between the Employee and previous employers or other parties:

                  |_|   None
                  |X|   As shown below

Employment agreement with Parexel dated February 28, 1995


By:  VARIAGENICS, INC.:                   By:  Employee:


/s/ Fred D. Ledley, M.D.                  /s/ Taylor Jackson Crouch
----------------------------              ------------------------------

Dated:  3/19/99                           Dated:  3/19/99
      ----------------------                     -----------------------